Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F- 1 of our report dated July 2, 2024, relating to the consolidated financial statements of Skycorp Solar Group Limited, which is included in this Registration Statement on the Form F-1.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Pan-China Singapore PAC

Singapore

November 5, 2024